AMENDMENT TO AMENDED AND RESTATED
             ADMINISTRATION AGREEMENT DATED AS OF DECEMBER 21, 2004

         THIS AMENDMENT TO AMENDED AND RESTATED ADMINISTRATION AGREEMENT (this "AMENDMENT") is entered into as of the 29th day of July, 2006, by and between The Advisors' Inner Circle Fund II, a Massachusetts business trust (the "TRUST"), on behalf of PERIMETER SMALL CAP GROWTH STOCK FUND, a proprietary mutual fund complex (the "Fund Complex"), and SEI Investments Global Funds Services, a Delaware business trust ("SEI GFS"). For purposes of this Amendment, PERIMETER CAPITAL MANAGEMENT LLC, adviser of the Fund Complex, shall be referred to as the "ADVISOR."

         WHEREAS, the Trust and SEI GFS entered into an Amended and Restated Administration Agreement, dated as of the 12th day of November, 2002 (the "Agreement"); and

         WHEREAS, the Trust, on behalf of the Fund Complex, and SEI GFS desire to amend the Agreement as provided herein.

         NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, the parties hereto intending to be legally bound agree as follows:

         1. ADDITION OF NEW SCHEDULE TO THE AGREEMENT. Pursuant to Article 4 of the Agreement, a new Schedule is added to the Agreement as set forth in Attachment 1 to this Amendment.

         2. RATIFICATION OF AGREEMENT. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement shall continue in full force and effect.

         3. COUNTERPARTS. This Amendment shall become binding when any one or more counterparts hereof individually or taken together, shall bear the original or facsimile signature of each of the parties hereto. This Amendment may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         4. GOVERNING LAW. This Amendment shall be construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the conflict of law provisions thereof.

         5. BINDING EFFECT. This Amendment shall be binding upon, and shall inure to the benefit of the Trust, the Fund Complex, SEI GFS and their respective permitted successors and assigns.


                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first above written.


         THE ADVISORS' INNER CIRCLE FUND II,
         ON BEHALF OF PERIMETER SMALL CAP GROWTH STOCK FUND

         BY:  /s/ James F. Volk
              -------------------
              Name: James F. Volk
              Title: President


         SEI INVESTMENTS GLOBAL FUNDS SERVICES

         BY: /s/ Stephen G. Meyer
             -------------------------------
             Name: Stephen G. Meyer
             Title: Executive Vice President


         AGREED TO AND ACCEPTED BY:
         PERIMETER SMALL CAP GROWTH STOCK FUND
         By:  Perimeter Capital Management LLC, its Advisor

         BY: /s/ G. Bradley Ball
             ---------------------
             Name: G. Bradley Ball
             Title: CEO

                                  ATTACHMENT 1

                      PERIMETER SMALL CAP GROWTH STOCK FUND

                                   SCHEDULE TO
                  AMENDED AND RESTATED ADMINISTRATION AGREEMENT
                          DATED AS OF NOVEMBER 12, 2002
                                     BETWEEN
                THE ADVISORS' INNER CIRCLE FUND II, ON BEHALF OF
                     PERIMETER SMALL CAP GROWTH STOCK FUND,
                                       AND
                      SEI INVESTMENTS GLOBAL FUNDS SERVICES


Fund(s):                            PERIMETER SMALL CAP GROWTH STOCK FUND

Fees: The following fees are due and payable monthly to SEI GFS pursuant to Article 4 of the Agreement. The Fund Complex will be charged the greater of its Asset Based Fee or its Annual Minimum Fee, in each case calculated in the manner set forth below.

Asset Based Fee:                    0.10% of the first $250,000 of the Fund
                                    Complex's average daily net assets;
                                    0.08% on the next $250,000 of the Fund
                                    Complex's average daily net assets; and
                                    0.06% on average daily net assets of the Fund Complex in excess of $500,000.

Annual Minimum Fee:                 The Annual Minimum Fee for the
                                    Fund Complex shall be $80,000, for the first year following the date of this Amendment, and $100,000 per year thereafter. In addition, the Annual Minimum Fee shall be increased by $15,000, for each additional class of shares established after the date hereof.

Out-of-Pocket Expenses:             The Fund Complex will reimburse
                                    Administrator for its reasonable
                                    out-of-pocket expenses incurred in
                                    connection with the performance of services under the Agreement, including, but not limited to travel, lodging, meals, telephone charges, faxes, delivery costs, photocopies and other similar expenses.

Operational Automation:             A critical component of Administrator's
                                    services is portfolio valuations. Trade
                                    ticket ("TRADENET") and automated custody reconciliation ("AUTOMATED CUSTODY
                                    RECONCILIATION") between fund advisers and
                                    Administrator is critical to
                                    high quality service. Accordingly,
                                    Administrator and the Fund Complex agree to use best efforts to implement TradeNet and Automated Custody Reconciliation as soon as practicable after the Fund Complex's establishment in the Trust.

Term: Contract term is three years, beginning as of the first date on which the Fund Complex becomes a portfolio of the Trust, and thereafter shall automatically renew for successive periods of two years each unless either party provides at least sixty days written notice prior to the expiration of the then current term.